UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2009

Amazon Goldsands Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Jiron Caracas 2226, Jesús María, Lima 11, Peru	________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (51 1) 989 184706

_________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On September 18, 2008 (the "Effective Date"), Amazon Goldsands Ltd. (the “Company”) entered into a Mineral Right Option Agreement (the "Temasek Option Agreement") with Temasek Investments Inc. ("Temasek"), a company incorporated under the laws of Panama.  Pursuant to the Temasek Option Agreement, we acquired four separate options from Temasek, each providing for the acquisition of a twenty-five percent interest in certain mineral rights (the "Mineral Rights") in certain properties in Peru (the “Peru Property”) which, if all four options were exercised, would result in our acquisition of one hundred percent of the Mineral Rights.  The Mineral Rights are currently owned by Rio Santiago Minerales S.A.C. ("Rio Santiago").  Beardmore Holdings, Inc. ("Beardmore"), a wholly-owned subsidiary of Temasek, owns 999 shares of the 1,000 shares of Rio Santiago that are issued and outstanding.  Temasek owns the single remaining share of Rio Santiago.  The acquisition of each 25% interest in the Mineral Rights is structured to occur through the transfer to us of twenty-five percent of the outstanding shares of Beardmore upon the exercise of each of the four options.

We exercised the initial option to acquire a twenty-five percent interest in the Mineral Rights by fulfilling the following conditions:

•   Payment of $250,000 by us to Temasek on the Effective Date upon execution of the Temasek Option Agreement;

•   Issuance of 2,500,000 shares of our common stock to Temasek within five business days from the Effective Date; and

•   Payment of an additional amount of $250,000 to Temasek, which payment was received by Temasek on January 12, 2009.

On May 12, 2009, we entered into an agreement with Temasek to amend the Temasek Option Agreement (the “Amended Option Agreement”) in order to revise the conditions required for us to exercise the second twenty-five percent option.  Under the terms of the Amended Option Agreement, we may exercise the second twenty-five percent option, resulting in our acquisition of a fifty percent interest in the Mineral Rights, after fulfilling the following conditions:

•   Issuance of 3,500,000 additional shares of our common stock to Temasek within six months from the Effective Date, or as soon as practicable thereafter, and

•   Payment within twelve months from the Effective Date of an additional $750,000 to Temasek, plus interest at a rate of 5%
     per annum accruing from the date of the Amended Option Agreement to the date that payment is made.

On June 23, 2009, we issued 3,500,000 shares of our common stock to Temasek and its designees as partial consideration for the exercise of the second twenty-five percent option to acquire an aggregate fifty percent interest in the Mineral Rights.  We will exercise the second twenty-five percent option, resulting in our acquisition of an aggregate fifty percent interest in the Mineral Rights, if on or before September 18, 2009 we pay $750,000 to Temasek, plus interest at a rate of 5% per annum accruing from May 12, 2009, the date of the Amended Option Agreement, to the date that payment is made.

We did not engage in any general solicitation or advertising in relation to the stock issuance to Temasek.  The stock certificate was issued with the appropriate legends affixed to the restricted stock.

The foregoing description of the Temasek Option Agreement and the Amended Option Agreement is qualified in its entirety by reference to Exhibit 10.1 to the Form 8-K filed on September 22, 2008 and Exhibit 10.1 to the Form 10-Q filed on May 20, 2009, each which are incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description	Incorporated by Reference to:
10.1	Mineral Right Option Agreement	Exhibit 10.1 of Form 8-K filed on September 22, 2008
10.2	Amendment to Mineral Right Option Agreement, dated May 12, 2009.	Exhibit 10.1 of Form 10-Q filed on May 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 29, 2009

Amazon Goldsands Ltd.

By:	/s/ Hector Ponte
Name:	Hector Ponte
Title:	Chief Executive Officer & Director